UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: June 24, 2019

(Date of earliest event reported)

ArQule, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21429	04-3221586
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Wall Street

Burlington, MA 01803

(address of Principal Executive Offices) (Zip Code)

(781) 994-0300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ARQL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 — Entry into a Material Definitive Agreement.

On June 24, 2019, ArQule, Inc. (“ArQule”, “we” or “us”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with SVB Leerink LLC and RBC Capital Markets, LLC, as representatives of the several underwriters listed on Schedule A thereto (collectively, the “Underwriters”), providing for the offer and sale of 9,250,000 shares of our common stock (the “Offering”) at a price to the public of $9.75 per share before discounts and commissions. In addition, we granted the Underwriters a 30-day option to purchase up to an additional 1,387,500 shares of common stock. The gross proceeds to ArQule from the Offering, excluding any exercise by the underwriters of their 30-day option to purchase additional common shares, are expected to be approximately $90.2 million before deducting the underwriting discounts and commissions and offering expenses payable by ArQule. The Offering is scheduled to close on or about June 27, 2019, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by ArQule, indemnification obligations of ArQule and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and, as of specific dates, were solely for the benefit of the parties to such agreement.

The Offering is being made by means of a written prospectus supplement and accompanying prospectus forming part of a shelf registration statement on Form S-3 (Registration Statement No. 333-232306), previously filed with the Securities and Exchange Commission (“SEC”), which automatically became effective on June 24, 2019. We have filed a final prospectus supplement, dated June 24, 2019, with the SEC relating to the Offering.

Pursuant to the Underwriting Agreement, certain of our directors, executive officers and stockholders entered into agreements in substantially the form agreed to by the Underwriters providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The disclosures on this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated by reference herein.

The legal opinion of Arnold & Porter Kaye Scholer LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 — Other Events.

Press releases dated June 24, 2019 and June 25, 2019 are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	1.1—Underwriting Agreement dated June 24, 2019
Exhibit	5.1—Opinion of Arnold & Porter Kaye Scholer LLP
Exhibit	23.1—Consent of Arnold & Porter Kaye Scholer LLP (filed with Exhibit 5.1)
Exhibit	99.1—Press Release dated June 24, 2019
Exhibit	99.2—Press Release dated June 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

By:	/s/ Peter S. Lawrence
Peter S. Lawrence
President & Chief Operating Officer

June 25, 2019